UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 19, 1996


                     Pacific  Animated Imaging Corporation
             (Exact name of registrant as specified in its charter)

  Delaware                      1-12536                     11-2964894
(State or other               (Commission                 (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)


326 First Street, Suite 100, Annapolis, Maryland                21403
-------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code      (410) 263-7761
                                                   -----------------------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

This amendment No. 1 to the current report is filed on Form 8-K/A by Pacific Animated Imaging Corporation ("the Company") and amends the Current Report on Form 8-K filed by the Company on August 2, 1996. Only those items which are amended are set forth herein.


(a)  Financial Statements of U.S. Technologies, Inc.

         Report of Coopers & Lybrand, L.L.P.,  independent accountants
         Report of Lanese & Associates, Inc., independent accountants
         Balance Sheets as of June 30, 1996 (unaudited) and December 31, 1995 Statements of Operations for the six months ended June 30, 1996 and
               1995 (unaudited) and the years ended December 31, 1995 and 1994 Statements of Stockholders' Deficit for the years ended December 31,
               1995 and 1994 and the six months ended June 30, 1996
         Statements  of Cash  Flows for the six months  ended June 30,  1996 and
               1995 (unaudited) and the years ended December 31, 1995 and 1994 Notes to Financial Statements

(b)  Proforma Financial Information

         Unaudited Pro Forma Consolidated Balance Sheet as of June 30 1996 Unaudited Pro Forma Consolidated Statements of Operations for the
                  six months ended June 30, 1996
         Unaudited Pro Forma Consolidated Statements of Operations for the
                  year ended December 31, 1995
         Notes to Pro Forma Consolidated Financial Statements


(c)      Exhibits

         Exhibit No.                    Item

                  23.1                  Consent of Coopers & Lybrand, L.L.P.
                  23.2                  Consent of Lanese & Associates, Inc.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder
U.S. Technologies, Inc.

         We have audited the balance sheet of U.S. Technologies, Inc. (the Company) as of December 31, 1995, and the related statements of operations, stockholder's deficit, and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statements of operations, stockholder's deficit and cash flows of the Company for the year ended December 31, 1994 were audited by other auditors, whose report dated March 10, 1995, expressed an unqualified opinion on those statements, before the restatement described in Note 11.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial operating losses since its inception, a deficit in working capital of $591,169, an accumulated deficit of $527,136, and failed to repay all amounts due under its line of credit by the maturity date in June 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Notes 1, 4 and 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         We also audited the adjustments described in Note 11 that were applied to restate the statements of operations, stockholder's deficit and cash flows of the Company for the year ended December 31, 1994. In our opinion, such adjustments are appropriate and have been properly applied to the 1994 financial statements.



                                                      COOPERS & LYBRAND L.L.P.

Washington, D.C.
September 27, 1996, except for Note 1
for which the date is November 8, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and the Shareholder of U.S. Technologies, Inc.:

         We have audited the accompanying statements of operations, stockholder's deficit, and cash flows of U.S. Technologies, Inc. (the Company) for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

         As discussed in Note 11 to the financial statements, the Company restated its accumulated deficit as of December 31, 1994 as a result of the write-off of $119,596 of software development costs inappropriately capitalized during 1994.



                                                     Nicholas Lanese, C.P.A.

Riverview, FL
March 10, 1995

                            U.S. TECHNOLOGIES, INC.
                                 BALANCE SHEETS

                                                                                       June 30,
                                                                                         1996                   December 31,
                                                                                      (unaudited)                  1995
                                                                                ---------------------      ---------------------

                                      ASSETS
          Cash                                                                  $             12,771        $             --
          Accounts receivable, net of allowance for doubtful
               accounts of $33,760 and $39,761, respectively                                 154,091                    489,049
          Inventory                                                                           31,357                     35,072
          Prepaid expenses and other current assets                                           --                          7,985
                                                                                ---------------------      ---------------------
               Total current assets                                                          198,219                    532,106

          Furniture and equipment                                                            449,156                    439,106
          Less accumulated depreciation                                                     (167,435)                  (140,435)
                                                                                --------------------       ---------------------
               Net property and equipment                                                    281,721                    298,671

          Deposits and other assets                                                           18,249                     18,249
                                                                                ---------------------      ---------------------

                                                                                $            498,189        $           849,026
                                                                                =====================      =====================

                   LIABILITIES AND STOCKHOLDER'S EQUITY

          Accounts payable and accrued expenses                                 $            359,033        $           713,400
          Deferred revenue                                                                   116,382                     93,912
          Line of credit                                                                     347,719                    284,287
          Current portion, long term debt                                                     33,331                     31,676
                                                                                ---------------------      ---------------------
               Total current liabilities                                                     856,465                  1,123,275

          Long-term note payable to bank                                                      36,255                     53,480
          Shareholder loan                                                                   122,786                    101,038
          Other liabilities                                                                   75,000                      --
                                                                                ---------------------      ---------------------
               Total liabilities                                                           1,090,506                  1,277,793

          Common stock, $1 par value; 7,500 authorized
               shares; 7,500 shares issued and outstanding
               at June 30, 1996 and December 31, 1995                                          7,500                      7,500
          Additional paid-in capital                                                          90,869                     90,869
          Accumulated deficit                                                               (690,686)                  (527,136)
                                                                                --------------------       ---------------------
               Total stockholders' deficit                                                  (592,317)                  (428,767)
                                                                                ---------------------      ---------------------

                                                                                $            498,189        $           849,026
                                                                                =====================      =====================


                See accompanying notes to financial statements.

                            U.S. TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS

                                                          Six months ended
                                                              June 30,                                Year ended
                                                            (Unaudited)                              December 31,
                                                -----------------------------------      ------------------------------------
                                                       1996               1995                  1995                1994
                                                ----------------   ----------------      ----------------     ---------------
Revenues
     Service fees                               $       993,864    $       745,605       $     1,865,942      $      731,758
     Product sales                                      336,277          1,818,872             2,787,023           4,602,271

                                                ----------------   ----------------      ----------------     ---------------
          Total revenues                              1,330,141          2,564,477             4,652,965           5,334,029

Operating expenses
     Cost of service fees                               593,617            457,410             1,218,392             943,345
     Cost of product sales                              272,614          1,451,212             2,289,646           3,352,119
     Research and development                             --                68,540               204,809             160,974
     Selling, general and administrative                610,701            552,065             1,250,010           1,009,818

                                                ----------------   ----------------      ----------------     ---------------
          Total operating expenses                    1,476,932          2,529,227             4,962,857           5,466,256

                                                ----------------   ----------------      ----------------     ---------------
(Loss) income from operations                          (146,791)            35,250              (309,892)           (132,227)

Interest expense & other                                (16,759)           (15,168)              (43,320)            (22,575)

                                                ----------------   ----------------      ----------------     ---------------
Net (loss) income                               $      (163,550)   $        20,082       $      (353,212)     $     (154,802)
                                                ================   ================      ================     ===============


                See accompanying notes to financial statements.

                            U.S. TECHNOLOGIES, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                Common Stock            Additional
                                      ----------------------------        Paid-in            Accumulated
                                        Shares           Amount           Capital              Deficit              Total
                                      -------------  -------------    -----------------    -----------------   -----------------

Balance, December 31, 1993                   7,500   $      7,500     $         90,869     $        (19,122)   $         79,247

   Net loss                                     --             --                   --             (154,802)           (154,802)

                                      -------------  -------------    -----------------    -----------------   -----------------
Balance, December 31, 1994                   7,500          7,500               90,869             (173,924)            (75,555)

   Net loss                                     --             --                   --             (353,212)           (353,212)

                                      -------------  -------------    -----------------    -----------------   -----------------
Balance, December 31, 1995                   7,500          7,500               90,869             (527,136)           (428,767)
                                      -------------  -------------    -----------------    -----------------   -----------------

   Net loss (Unaudited)                         --             --                   --             (163,550)           (163,550)

                                      -------------  -------------    -----------------    -----------------   -----------------
Balance, June 30, 1996 (Unaudited)           7,500   $      7,500     $         90,869     $       (690,686)   $       (592,317)
                                      =============  =============    =================    =================   =================

                See accompanying notes to financial statements.

                            U.S. TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                       Six months ended
                                                                           June 30,                         Year ended
                                                                         (Unaudited)                       December 31,
                                                               ---------------------------------  ---------------------------------
                                                                      1996              1995             1995               1994
                                                               --------------    ---------------  ---------------   ---------------
     Cash flows from operating activities
        Net loss                                                    (163,550)            20,082   $     (353,212)   $     (154,802)
        Adjustments to reconcile net loss to net cash
               used in operating activities
            Depreciation and amortization                             27,000             26,998           95,825            41,682
            Bad debt expense                                          (6,001)             1,760           37,761             3,978
            Decrease (increase) in assets
               Accounts receivable                                   340,960           (428,557)        (151,276)         (125,840)
               Inventory                                               3,715            (20,545)         (10,574)           38,640
               Prepaid expenses and other current assets               7,985             (2,626)          15,487                --
               Other assets                                               --             (3,389)          (5,854)          (12,394)
            Increase (decrease) in liabilities
               Accounts payable and accrued liabilities             (354,367)           295,525          332,778           146,885
               Deferred revenue                                       22,469            (73,084)          20,829            73,084
               Other liabilities                                      75,000                 --               --                --

                                                               --------------    ---------------  ---------------   ---------------
        Net cash (used in) provided by operating activities          (46,789)          (183,836)         (18,236)           11,233
                                                               --------------    ---------------  ---------------   ---------------

     Cash flows from investing activities
        Capital expenditures                                         (10,050)           (40,629)        (168,714)         (186,973)

                                                               --------------    ---------------  ---------------   ---------------
        Net cash used in investing activities                        (10,050)           (40,629)        (168,714)         (186,973)
                                                               --------------    ---------------  ---------------   ---------------

     Cash flows from financing activities
        Proceeds from shareholder loan                                23,000             50,000          121,324                --
        Repayments of shareholders loan                               (1,252)           (30,375)         (39,248)          (49,902)
        Proceeds from long-term debt                                      --            100,000          100,000           100,000
        Payments on long-term debt                                   (15,570)           (80,556)         (95,399)          (19,444)
        Proceeds from line of credit, net                             63,432            150,000           42,583           174,862

                                                               --------------    ---------------  ---------------   ---------------
        Net cash provided by financing activities                     69,610            189,069          129,260           205,516

                                                               --------------    ---------------  ---------------   ---------------
     Net (decrease) increase in cash and cash equivalents             12,771            (35,396)         (57,690)           29,776

     Cash, beginning of year                                               0             57,690           57,690            27,914

                                                               --------------    ---------------  ---------------   ---------------
     Cash, end of year                                         $      12,771     $       22,294   $            0    $       57,690
                                                               ==============    ===============  ===============   ===============


     Supplemental disclosures of cash paid:
        Interest                                               $      16,759     $       15,168   $       43,320    $       22,575

                See accompanying notes to financial statements.

                            U.S. TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.     BUSINESS

       Description of Business. U.S. Technologies, Inc. (the "Company "), founded in 1992, is a full service computer systems integration company. The Company provides computer equipment, integration and support services, and develops and sells client-specific software products. The Company specializes in office automation, work group and work flow computing solutions, document management/imaging solutions, and related consulting services. Their client base includes insurance companies, financial institutions, healthcare firms and other companies which operate mainframe or mid-range computers primarily throughout the state of Florida.

       The Company's financial statements for the year ended December 31, 1995 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $353,212 for the year ended December 31, 1995, and as of December 31, 1995 had an accumulated deficit of $527,136. In addition, the Company was in default of its line of credit with a commercial bank as a result of a failure to repay all amounts due under the line of credit by the maturity date in June 1996. Presently, the Company does not have adequate resources to fund its debt service or support operations. Management recognizes that the Company must generate additional resources to enable it to continue operations. In July 1996, the Company merged with Pacific Animated Imaging Corporation (see Note 10 - Subsequent Events) and restructured its line of credit (see Note 4 - Line of Credit). In addition, in October 1996, the Company was approved as an IBM industry remarketer for both the AS/400 and RS/6000 midrange computer platforms to be sold as a part of the Company's groupware, I-net, data warehousing, and client/server solutions delivered to clients. However, no assurances can be given that these measures, even if successful, will ensure the continued existence of the Company. The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Revenue Recognition. Revenue from hardware and software sales is recognized on delivery. Software products generally are delivered without post sale vendor obligations and without a significant obligation to the customer. Revenues from consulting and training services are recognized as services are performed. Deferred revenue represents amounts advanced by customers with respect to hardware or software products, consulting or education services. These amounts are recognized as revenue upon delivery of the products or services.

       Software Development Costs. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established, which the Company generally defines as the completion of a working model. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs with respect to its continuing operations.

                            U.S. TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

       Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Concentration of Credit Risk. The Company provides hardware, software and performs services to its customers which are located primarily throughout Florida. The Company provides credit in the normal course of business and, to date, has not experienced significant losses related to receivables from individual customers or groups of customers in a particular industry or geographic area. Due to these factors management believes no additional credit risk beyond amounts provided for in the doubtful account allowance is inherent in the Company's accounts receivable.

       Inventory. Inventory consists primarily of miscellaneous computer components and is stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

       Property and Equipment. Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which are principally three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining lease term. When assets are retired or disposed, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period.

       Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

       Fair Value of Financial Instruments. During 1995, the Company adopted SFAS No. 107, "Disclosure of Fair Value of Financial Instruments". The Company believes that for all financial instruments, as defined by SFAS No. 107, the carrying amount, as reported in the balance sheet approximates fair value.

       Interim Financial Information. The financial information presented as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 is unaudited. In the opinion of management, this unaudited financial information contains all adjustments (which consists of only normal, recurring adjustments) necessary for a fair presentation. Operating results for the six months ended June 30, 1996 and 1995 are not necessarily indicative of results that may be expected for a full year.

       Reclassifications. Certain amounts in the 1994 financial statements have been reclassified to conform to the 1995 presentation.


3.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

       Accounts payable and accrued liabilities as of June 30, 1996 (unaudited) and December 31, 1995 consist of the following:

                            U.S. TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

                                          June 30, 1996          December 31,
                                           (unaudited)              1995
       Accounts payable                      $309,634              $554,025
       Payroll and related expenses            29,739                25,598
       Commissions                             11,109                57,985
       State sales taxes                        8,551                28,846
       Other                                       --                46,946
                                            -----------           ----------
                                            $ 359,033             $ 713,400
                                            ===========           =========


4.      LINE OF CREDIT

       The Company maintains a revolving line of credit with a bank to fund short term working capital needs. As of December 31, 1995, the maximum available under this arrangement is $350,000 with interest at the bank's prime rate plus
1 1/2%. This line of credit is collateralized by accounts receivable as well as the personal guarantee of the sole stockholder. The line of credit matured in June 1996 and as a result of a failure to repay all amounts due, the Company was in default of its line of credit. In July 1996, in connection with the acquisition of the Company (see Note 10 - Subsequent Events), this line of credit was renegotiated. Under the revised terms, the maximum available under this arrangement remains $350,000; however, the interest is at the bank's prime rate plus 2% and requires twelve monthly principal payments of $5,833 plus interest. The remaining unpaid principal balance is due and payable on August 18, 1997. As of June 30, 1996 and December 31, 1995, the outstanding balances of $347,719 and $284,287, respectively, were classified as current obligations.

5.      LONG-TERM NOTE PAYABLE

       Long-term note payable as of June 30, 1996 (unaudited) and December 31, 1995 consist of the following:

                                                         June 30, 1996      December 31,
                                                          (unaudited)          1995
  Note payable to bank in monthly payments of
       $3,222, including interest at 9.75% through
       June 1998; collateralized by equipment,
       inventory, and accounts receivable                    $69,586          $85,156
  Less current portion                                       (33,331)         (31,676)
                                                             --------         --------

  Long-term note payable to bank, less current portion      $ 36,255         $ 53,480
                                                            ========         ========


       The annual maturities of the note payable subsequent to December 31, 1995 are as follows: 1996, $31,676; 1997, $34,989; 1998, $18,491.

6.     RELATED PARTY TRANSACTION - SHAREHOLDER LOAN

       The Company's sole stockholder advanced amounts to the Company to fund working capital needs. The amounts due are non-interest bearing and are to be repaid upon availability of funds. In July 1996, in connection with the acquisition of the Company (see Note 10 - Subsequent Events), the advanced amounts were to be repaid after all amounts due to the bank are repaid in full by the Company. Accordingly, these loans are considered long-term obligations. Amounts due to stockholder as of June 30, 1996 and December 31, 1995 were $122,786 and $101,038, respectively.

                            U.S. TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

7.     INCOME TAXES

       The Company has reported its taxable income on a cash basis for the periods presented in these financial statements.

       The tax effects of the primary temporary differences giving rise to the Company's deferred tax assets and liabilities as of June 30, 1996 (unaudited) and December 31, 1995 are as follows:

                                                            June 30, 1996         December 31,
                                                             (unaudited)              1995
           Accounts receivable                                $(74,913)              $(185,643)
           Accounts payable and accrued expenses               123,279                 267,776
           Deferred revenue                                     44,179                  35,649
           Depreciation and amortization                       (18,334)                (18,334)
           Net operating loss carryforwards                    150,824                  86,064
           Other                                                   687                     687
                                                              -----------           -------------

           Total deferred tax asset (liabilities)               225,722                 186,199

           Valuation allowance                                 (225,722)               (186,199)
                                                              -----------           -------------
           Net deferred tax asset (liabilities)                      --                      --
                                                              ===========           =============


       As of June 30, 1996, the Company has net operating loss carryforwards of approximately $397,000 which expire beginning in 2008. As a result of certain changes in ownership in July 1996 (see Note 10 - Subsequent Events), the use of these carryforwards to offset future taxable income may be limited.


8.     LEASES

       As of December 31, 1995, the Company leased certain office space in Tampa, Orlando, and Ft. Lauderdale under separate noncancelable operating leases. These leases will expire in June 1999, May 2000, and April 1997, respectively. The agreements generally require that the Company pay applicable utility, property taxes and insurance costs. The Company also leases an automobile under a noncancelable operating lease. The lease expires during 1998. The Company is responsible for automobile maintenance. Effective in 1996, the Company entered into a 5-year lease for a Luxury Suite at the Yankees' Stadium in Tampa. The future annual minimum rental payments under these leases at December 31, 1995 are as follows: 1996, $110,546; 1997, $100,747; 1998, $84,108;
1999, $64,191; 2000, $30,504. Rental expense for the years ended December 31, 1995 and 1994, was approximately $75,000 and $40,000, respectively.


9.     COMMITMENTS

       In connection with the development of a certain software product, the Company has entered into a royalty agreement with a developer that requires the Company to pay approximately one-third of gross revenue from sales of the product. Amounts are payable once a certain amount advanced to the developer has been recovered. As of June 30, 1996 and December 31, 1995, no amounts have been accrued or paid to the developer.

                             U.S. TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

10.    SUBSEQUENT EVENTS

       Effective July 19, 1996, the Company merged with U.S. Technologies, Inc. Acquisition Corporation, a wholly owned subsidiary of Pacific Animated Imaging Corporation ("PAI") in a transaction accounted for as a purchase. As a result, PAI is now the 100% owner of the Company. Consideration at the time of purchase amounted to $592,317 which represents the excess of the Company's liabilities over its assets as of the date of the merger. In addition, the former 100% owner of the Company has the ability to earn up to 31,068 shares of PAI common stock (the market value of which was $400,000 as of the date of the merger) provided certain financial milestones are met over a 37-month period pursuant to a Performance Standard Agreement effective as of the date of the merger. In addition, PAI made a commitment to provide capital to the Company of $500,000 over an eight-month period, beginning in July 1996, of which $75,000 was advanced prior to the closing of the merger.

       In connection with the acquisition of the Company, PAI established a Phantom Stock Plan (the "Plan") for the Company's key employees. Pursuant to the Plan, the Company's key employees have the ability to earn up to 46,602 shares of PAI common stock, the market value of which was $600,000 as of the date of the merger. The ability to earn these shares is subject to the same financial milestones as referred to above.

       In connection with the acquisition of the Company, the former 100% owner of the Company entered into an employment agreement with PAI for a three year period, automatically renewable for one year periods following the termination date at the option of either party. This agreement requires annual compensation of $100,000.


11.    RESTATEMENT

       The Company restated its net loss for the year ended December 31, 1994 and its accumulated deficit as of December 31, 1994 as a result of the write-off of $119,596 of software development costs inappropriately capitalized during 1994. These costs were written off since it was determined that technological feasibility, as defined by SFAS No. 86, was not established at the time the costs were capitalized. The impact on previously reported net loss and accumulated deficit for the year ended and as of December 31, 1994 is as follows:

                                            Net loss      Accumulated deficit
       As previously reported             $  (35,206)         $  (54,328)
       Effect of restatement                (119,596)           (119,596)
                                          ----------          -----------
       As restated                         $(154,802)          $(173,924)
                                           =========            ==========

Item 7 (b).  Unaudited Pro Forma Financial Statements

The following Unaudited Pro Forma Consolidated Financial Statements illustrate the effect of Pacific Animated Imaging Corporation's acquisition of U.S. Technologies, Inc. (the "Acquisition"), accounted for as a purchase. The Unaudited Pro Forma Consolidated Balance Sheet is prepared as of June 30, 1996 and illustrates the effects of the Acquisition as if it occurred on that date. The Unaudited Pro Forma Consolidated Statements of Operations are prepared for the six months ended June 30, 1996 and the year ended December 31, 1995 and illustrate the effects of the Acquisition as if it had occurred as of January 1, 1995.

        PACIFIC ANIMATED IMAGING CORPORATION AND U.S. TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF JUNE 30, 1996

                                              Pacific Animated
                                             Imaging Corporation       U.S. Technologies     Adjustments                Consolidated
Cash and cash equivalents                         $2,641,389                 $12,771             --               $2,654,160
Investment in U.S. government securities             474,144                    --               --                  474,144
Accounts receivable, net                             201,431                 154,091             --                  355,522
Inventory                                               --                    31,357             --                   31,357
Prepaid expenses and other current assets             95,186                    --             (75,000) (1)           20,186
                                                -------------            ------------      ------------          ------------
     Total current assets                          3,412,150                 198,219           (75,000)            3,535,369

Computers, furniture and equipment                   638,514                 449,156          (167,435) (1)          920,235
Less accumulated depreciation                       (286,771)               (167,435)          167,435  (1)         (286,771)
                                                                         ------------      ------------
                                                -------------                                                    ------------
     Net property and equipment                      351,743                 281,721             --                  633,464

Goodwill                                                --                      --             592,317  (2)          592,317
Other assets                                         136,433                  18,249             --                  154,682
                                                -------------            ------------      ------------          ------------

                                                  $3,900,326                $498,189          $517,317            $4,915,832
                                                =============            ============      ============          ============

Accounts payable and accrued expenses               $251,171                $359,033           116,382  (1)         $726,586
Deferred revenue and customer deposits                80,306                 116,382          (116,382) (1)           80,306
Line of credit                                          --                   347,719             --                  347,719
Current portion, long term debt                         --                    33,331             --                   33,331
Other current liabilities                             73,853                    --               --                   73,853
                                                -------------            ------------      ------------          ------------
     Total current liabilities                       405,330                 856,465             --                1,261,795

Long-term note payable to bank                          --                    36,255             --                   36,255
Shareholder loan                                        --                   122,786             --                  122,786
Other liabilities                                     27,439                  75,000           (75,000) (1)           27,439
                                                -------------            ------------      ------------          ------------
     Total liabilities                               432,769               1,090,506           (75,000)            1,448,275
                                                -------------            ------------      ------------          ------------

Common stock                                             151                   7,500            (7,500) (2)              151
Additional paid-in capital                        11,833,895                  90,869           (90,869) (2)       11,833,895
Deferred compensation                               (174,515)                   --               --                 (174,515)
Accumulated deficit                               (8,191,974)               (690,686)          690,686  (2)       (8,191,974)
                                                -------------            ------------      ------------          ------------
     Total stockholders' deficit                   3,467,557                (592,317)          592,317             3,467,557
                                                -------------            ------------      ------------          ------------

                                                  $3,900,326                $498,189          $517,317            $4,915,832
                                                =============            ============      ============          ============

        PACIFIC ANIMATED IMAGING CORPORATION AND U.S. TECHNOLOGIES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1996


                                                         Pacific Animated
                                                        Imaging Corporation U.S. Technologies    Adjustments         Consolidated
Revenues                                                        $401,825         $1,330,141          --                 $1,731,966
                                                        -----------------   ----------------   --------------     ----------------

Operating expenses
     Cost of revenues                                            485,608            866,231          --                  1,351,839
     Research and development                                    123,770            --               --                    123,770
     Selling, general and administrative                         934,798            610,701           59,232 (2)         1,604,731
     Write-off of purchased research
          and development                                        289,330            --               --                    289,330

                                                        -----------------   ----------------   --------------     -----------------
          Total operating expenses                             1,833,506          1,476,932           59,232             3,369,670

                                                        -----------------   ----------------   --------------     -----------------
Loss from operations                                          (1,431,681)          (146,791)         (59,232)           (1,637,704)

Other income (expense)                                            82,045            (16,759)         --                     65,286

                                                        -----------------   ----------------   --------------     -----------------
Net loss                                                     ($1,349,636)         ($163,550)        ($59,232)          ($1,572,418)
                                                        =================   ================   ==============     =================

Average number of common shares outstanding                    1,450,473              7,500                              1,450,473
                                                        =================   ================                      =================

Net loss per common share                                         ($0.93)           ($21.81)                                ($1.08)
                                                        =================   ================                      =================

        PACIFIC ANIMATED IMAGING CORPORATION AND U.S. TECHNOLOGIES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995

                                                  Pacific Animated
                                                 Imaging Corporation  U.S. Technologies   Adjustments           Consolidated
Revenues                                              $708,652             $4,652,965           --                 $5,361,617
                                               ----------------       ----------------   ---------------       ---------------

Operating expenses
     Cost of revenues                                  731,569              3,484,566           --                  4,216,135
     Research and development                          257,979                181,337           --                    439,316
     Selling, general and administrative             1,707,521              1,250,010           118,463 (2)         3,075,994

                                               ----------------       ----------------   ---------------       ---------------
          Total operating expenses                   2,697,069              4,915,913           118,463             7,731,445

                                               ----------------       ----------------   ---------------       ---------------
Loss from operations                                (1,988,417)              (262,948)         (118,463)           (2,369,828)

Other income (expense)                                  39,002                (90,264)          --                    (51,262)

                                               ----------------       ----------------   ---------------       ---------------
Net loss                                           ($1,949,415)             ($353,212)        ($118,463)          ($2,421,090)
                                               ================       ================   ===============       ===============

Average number of common shares outstanding            553,687                  7,500                                 553,687
                                               ================       ================                         ===============

Net loss per common share                               ($3.52)               ($47.09)                                 ($4.37)
                                               ================       ================                         ===============

        PACIFIC ANIMATED IMAGING CORPORATION AND U.S. TECHNOLOGIES, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                              --------------------


(1) Consideration by Pacific Animated Imaging Corporation ("PAI") at the time of purchase amounted to $592,317 which represents the excess of U.S. Technologies' liabilities over its assets as of the date of the merger. However, PAI made a commitment to provide capital to U.S. Technologies of $500,000, of which $75,000 was advanced prior to June 30, 1996.

(2) Goodwill equaled U.S. Technologies total stockholder's deficit as of the date of acquisition and is being amortized over 5 years. Therefore, amortization of goodwill included in selling, general & administrative expenses for the six months and the year ended June 30, 1996 and December 31, 1995, totaled $59,232 and $118,463, respectively.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PACIFIC ANIMATED IMAGING CORPORATION




Date:    November 14, 1996                   By:    /s/ Suzanne C. Brown
                                                  ----------------------
                                                        Suzanne C. Brown, CFO